EXHIBIT 1(h)

CITY CLERK'S OFFICE                                                FILED

    JUN 28 1989                                                 JUN 29 1989

   CITY OF BOSTON                                            SECRETARY OF STATE
                                                            CORPORATION DIVISION
                               SCUDDER FUNDS TRUST
                         (Formerly Scudder Target Fund)

                               Abolition of Series

     The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Funds Trust (formerly Scudder Target Fund), a Massachusetts business trust, (the "Trust") acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated December 21, 1987, as amended, (the "Declaration of Trust") of the Trust, and having heretofore divided the shares of beneficial interest into separate series (the "Portfolios"), hereby confirm the abolition and dissolution of certain Portfolios and abolish and dissolve another Portfolio as follows:

     1. The abolition and dissolution of the following Portfolios are hereby confirmed:

                          U.S. Government 1984 Portfolio
                          U.S. Government 1985 Portfolio
                          U.S. Government 1986 Portfolio
                          U.S. Government 1987 Portfolio
                          General 1984 Portfolio
                          General 1985 Portfolio
                          General 1986 Portfolio
                          General 1987 Portfolio

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     2. Upon the redemption of all the outstanding shares of the General 1990
Portfolio, the General 1990 Portfolio shall be abolished and dissolved.


Dated: June 29, 1989



/s/ Thomas J. Devine                     /s/ Wilson Nolen
----------------------------------       ----------------------------------
Thomas J. Devine, as                     Wilson Nolen, a Trustee
        Trustee


/s/ Peter B. Freeman                     /s/ Samuel Thorne, Jr.
----------------------------------       ----------------------------------
Peter B. Freeman, as                     Samuel Thorne, Jr., as
        Trustee                                   Trustee


/s/ George S. Johnston
----------------------------------
George S. Johnston, as
        Trustee


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